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                                 CODE OF ETHICS

                         ARISTOTLE CAPITAL BOSTON, LLC
                                 APRIL 11, 2016

This Code of Ethics ("Code") is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Company Act"). In conformity with this rule, this Code is adopted by Aristotle Capital Boston, LLC ("Aristotle Boston" or the "Adviser"), in its role as investment adviser to separately managed accounts and in its role as investment adviser to Mutual Funds.

1.   STANDARDS OF BUSINESS CONDUCT

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including individual accounts as well as Mutual Funds (collectively, "Clients") and their investors, is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries to our Clients. As such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients' interests are paramount to and come before our personal interests.
 Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client's account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Aristotle Boston must not:

     o    employ any device, scheme or artifice to defraud a Client;

     o make to a Client or an investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston any untrue statement of a material fact or omit to state to a Client or any investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client or any investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston;

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     o    engage in any manipulative practice with respect to a Client or any investor or prospective investor in any of the Mutual Funds managed by Aristotle Boston;

     o use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

     o conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in the applicable Compliance Manual and the CFA Institute Code of Ethics and Standards of Professional Conduct.(1) However, Access Persons and Supervised Persons are expected to comply not merely with the "letter of the law", but with the spirit of the laws, this Code and applicable Compliance Manual.

Should you have any doubt as to whether this Code applies to you, you should contact the Chief Compliance Officer (CCO).

2.   DEFINITIONS

As used in the Code, the following terms have the following meanings:

     A. ACCESS PERSONS include: (1) officers of the Adviser; (2) any Supervised Person of the Adviser who (a) has access to nonpublic information regarding any Client's purchase or sale of securities, or portfolio holdings of any Client; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; and (3) any other person who the CCO determines to be an Access Person. For purposes of this Code, Aristotle Boston has determined that all full-time employees are Access Persons.

     B. AUTOMATIC INVESTMENT PLAN means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

     C. BENEFICIAL OWNERSHIP generally means having a direct or indirect pecuniary interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"). However, any transactions or holdings reports required by Section 4.C of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.

     D. CHIEF COMPLIANCE OFFICER or CCO means the Adviser's Chief Compliance Officer, as designated on Form ADV, Part 1, Schedule A, or the CCO's designee, as applicable.


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(1)  Applicable compliance manuals include, among others, the Adviser's policies and procedures adopted pursuant to Advisers Act Rule 206(4)-7. Access Persons and Supervised Persons are required to comply with relevant compliance procedures, whether or not listed.


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     E.   FEDERAL SECURITIES LAWS means: (1) the Securities Act of 1933, as amended ("Securities Act"); (2) the Exchange Act of 1934; (3) the Sarbanes-Oxley Act of 2002; (4) the Advisers Act of 1940, as amended;
          (5) title V of the Gramm-Leach-Bliley Act; (6) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

     F. INITIAL PUBLIC OFFERING or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).

     G. LIMITED OFFERING means an offering that is exempt from registration under the Securities Act Sections 4(2) or 4(6) or pursuant to Securities Act Rules 504, 505 or 506. Limited Offerings of securities issued by Aristotle Boston or any Private Fund are included in the term Limited Offering.

     H. PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.

     I. REPORTABLE FUND means: (1) any registered investment company advised or sub-advised by Aristotle Boston or its affiliates; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with Aristotle Boston.

     J.   REPORTABLE SECURITY means any security as defined in Advisers Act
          Section 202(a)(18) and Company Act Section 2(a)(36) EXCEPT (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
          (3) shares issued by money market funds; (4) shares issued by open-end funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds. For purposes of this Code, the term Reportable Security, which provides a broader exemption than the term "Covered Security",(2) is used for compliance with both Rule 204A-1 and Rule 17j-1, except as otherwise noted.

     K. SECURITY HELD OR TO BE ACQUIRED means any Reportable Security which, within (1) day, (i) is or has been held by a Client, or (ii) is being or has been considered by a Client or the Adviser for purchase by a Client. This definition also includes any option to purchase or sell and any security convertible into or exchangeable for, a Reportable Security.

     L. SUPERVISED PERSON of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.


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(2)  COVERED SECURITY under Rule 17j-1 means any security as defined in Company
     Act Section 2(a)(36) except (1) direct obligations of the Government of the United States; (2) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (3) shares issued by open-end registered investment companies.


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3.   Compliance with Governing Laws, Regulations and Procedures

     A. All Access Persons shall comply with all applicable federal and state laws and rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

     B. Each Access Person, at the time of hire, will receive information on how to access the Code and the related procedures therein. Further, each Access Person must complete and submit a statement on an annual basis that he or she has reviewed the Code. Each Access Person shall have and maintain knowledge of and shall comply with the provisions of this Code and any procedures that are subsequently amended or adopted hereunder.

     C. All Access Persons shall comply with all the laws and regulations concerning insider trading and with the Adviser's prohibition against insider trading as specified below under Substantive Restrictions.

     D. All Access Persons shall comply with limitations on political activity as specified under the substantive restrictions below, and shall notify the CCO in advance of any intended political contributions.

     E. Any Access Person having supervisory responsibility shall exercise reasonable supervision over other Access Persons subject to his or her control, with the purpose of preventing any violation by such persons of applicable statutes and regulations, or the provisions of this Code adopted hereunder.

     F. Any Access Person encountering evidence that appears to be a violation of applicable statutes or regulations or provisions of this Code shall report such evidence to the CCO or such other person as appointed in procedures adopted hereunder. Any such action by the Access Person responsible for the reporting shall remain confidential, unless the Access Person waives confidentiality or federal or state law or authorities compel disclosure. The failure to report such evidence may result in disciplinary proceedings or further action as deemed appropriate by the Adviser.

4.   SUBSTANTIVE RESTRICTIONS

     A. BLACKOUT PERIOD. No Access Person shall buy or sell a Reportable Security on the same day as any trades in the security are made for Client accounts. A relaxation of, or exemption from, these procedures may only be granted by the CCO or CCO's designee after reviewing the personal trading request and authorization form. The price paid or received by a Client account for any Reportable Security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person.

     B. IPO AND LIMITED OFFERING RESTRICTIONS. Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in the form attached as EXHIBIT A of the CCO or the CCO's designee. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Aristotle Boston. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Access Person who has been


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          authorized to acquire securities in such securities must disclose their interests if involved in considering an investment in such securities for a Client. Any decision to acquire the issuer's securities on behalf of a Client shall be subject to review by Access Persons with no personal interest in the issuer.

     C. OTHER TRADING RESTRICTIONS. Access Persons may not: (1) hold more than 5% of the outstanding securities of a single company without the approval of the CCO or the CCO's designee; or (2) engage in frequent trading in securities (e.g., day trading).

     D. SHORT SWING PROFITS. Access Persons may not profit from the purchase and sale or sale and purchase of a security within a 15 calendar day period, unless the transaction was authorized by the CCO or the CCO's designee.

     E. GIFT POLICY. Access Persons and Supervised Persons must not give or accept gifts from any entity doing business with or on behalf of the Adviser and/or Mutual Funds. Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but should first be approved by the CCO or CCO's designee. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed a completed gift reporting form. Please refer to Section
          13.1 of the Compliance Manual. A sample form is found in EXHIBIT H.

     F. POLITICAL CONTRIBUTIONS. Access Persons must receive approval from the CCO or the CCO's designee for any political contribution exceeding $350 in an election in which an Access Person can vote, or exceeding $150 in an election in which an Access Person cannot vote. (Limits may be lower for any registered representative of FINRA.) Political contributions of any amount must be pre-cleared by the CCO or the CCO's designee. Please refer to the policies and procedures related to political contributions in the adviser's Compliance Manual. A Political Contribution Pre-clearance Request Form can be found in EXHIBIT G of this Code's Appendix.

     G. CONFLICTS OF INTEREST. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, "Information Wall" procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or Aristotle Boston or which would impair their ability to discharge their duties with respect to Aristotle Boston and Aristotle Boston's Clients.

     H. FAIR TREATMENT. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our Compliance Manual designed to detect, prevent or mitigate such conflicts.

     I. SERVICE AS OUTSIDE DIRECTOR, TRUSTEE OR EXECUTOR. Access Persons shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval attached here as EXHIBIT I. In the event such a request is approved, information barrier procedures may be utilized to avoid potential conflicts of interest.


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          Other than by virtue of their position with Aristotle Boston or with respect to a family member, no Access Person may serve as a trustee, executor or fiduciary. Similarly, Access Persons may not serve on a creditor's committee. In appropriate circumstances the CCO may grant exemptions from this provision.

     J. FORFEITURES. If there is a violation of paragraphs A, B, C or D, above, the CCO may determine whether any profits should be forfeited and may be paid to one or more Clients for the benefit of the Client(s). The CCO will determine whether gifts accepted in violation of paragraph E need to be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of our Clients.

     K. REPORTING VIOLATIONS. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO's designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.

     L. WAIVERS. CCO may grant waivers of any substantive restriction in appropriate circumstances (E.G., personal hardship) and will maintain records necessary to justify such waivers.

     M. BROKERAGE ACCOUNTS. Access Persons must disclose all brokerage accounts to the CCO and instruct their brokers to provide timely duplicate account statements and trade confirmations to the CCO. A sample form of duplicate account statement and confirmations request letter is included as EXHIBIT E.

5.   PRE-CLEARANCE AND REPORTING PROCEDURES

     A.   PRE-CLEARANCE.

          (1) Each Access Person shall obtain prior written approval from the CCO or the CCO's designee in the form attached as EXHIBIT A for all personal securities transactions in Reportable Securities and Reportable Funds.

          (2) Access Persons may not acquire any securities issued as part of an IPO or a Limited Offering, absent prior approval in the form attached as EXHIBIT A of the CCO or the CCO's designee.

     B.   PRE-CLEARANCE EXCEPTIONS. Pre-clearance requirements do not apply to:

          (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          (2) Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;


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          (3)  Purchases or sales of open-end funds. Access Persons are reminded that "front- running" Client transactions or trading on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, can be punishable by fines and other penalties;(3)

          (4) Purchases or sales which are non-volitional on the part of the Access Person;

          (5)  Transactions in securities which are not Reportable Securities;

          (6)  Purchases which are part of an Automatic Investment Plan or DRIP;

          (7) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (8) Any investment grade fixed income securities transaction, or series of related transactions, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities on behalf of a Client; and

          (9)  Transactions in GNMA securities

     Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. Aristotle Boston may, from time to time and in the sole discretion of the CCO, maintain a "Restricted List" of securities in which Access Persons may not trade.

     C.   REQUIRED REPORTS.

          (1) INITIAL AND ANNUAL HOLDINGS REPORTS. Each Access Person must submit to the CCO a report in the form attached as EXHIBITS B AND
               C: (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

               Holdings reports must contain the following information:

                    (a) the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;


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(3)  Purchases or sales of ETFs are still subject to the Reporting Requirements set forth in Section 4.C., below.

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                    (b)  the name of any broker, dealer or bank with which the
                         Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit. (Note that even those accounts that hold only non-Reportable Securities must be included); and

                    (c)  the date the Access Person submits the report.

               Brokerage statements containing all required information may be substituted for the Holdings Report Form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a holdings report containing the missing information as a supplement to the statement or confirmation.

          (2) QUARTERLY REPORTS. Within 30 days after the end of each calendar quarter, each Access Person must submit a report to the CCO covering all transactions in non-excepted Reportable Securities in the form attached as EXHIBIT D.

               Transactions reports must contain the following information:

                    (a) the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

                    (b) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                    (c) the price of the security at which the transaction was effected;

                    (d) the name of the broker, dealer or bank with or through which the transaction was effected; and

                    (e)  the date the Access Person submits the report.

               Brokerage account statements or trade confirmations containing all required information may be substituted for the attached form if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a transactions report containing the missing information as a supplement to the statement or confirmation.


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     D.   EXCEPTIONS TO REPORTING REQUIREMENTS. The reporting requirements of
          Section 4.C. apply to all transactions in Reportable Securities other than:

          (1) transactions with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control provided that, upon initial reporting of such accounts and thereafter on a quarterly basis, the Access Person certifies that he or she does not have direct or indirect influence or control; and

          (2) transactions effected pursuant to an Automatic Investment Plan or DRIP.

          In the event the discretion over the account changes such that the Access Person has Direct or Indirect Influence or Control, the Access Person must promptly report to the CCO and begin providing quarterly account statements. An Access Person will generally be deemed to have "Direct or Indirect Influence or Control" over any account in which he or she:

          (1)  Directs the purchases and/or sales of investments;

          (2) Suggests purchases and/or sales of investments to the trustee or third-party discretionary manager; or

          (3) Consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

          Please note that granting a third-party discretionary investment authority over an account does not, by itself, exempt an account from the reporting requirements. Similarly, trusts over which an Access Person is the grantor or beneficiary may also be subject to the reporting requirements, regardless of whether a trustee has management authority. Aristotle Boston will conduct additional due diligence to determine whether the Access Person may have any Direct or Indirect Influence or Control over the investment decisions of such accounts, which may include:

          (1) Evaluating the relationship between the Access Person and the person managing the account;

          (2) Requesting completion of periodic certifications by the Access Person or third party managers regarding the Access Person's influence over the account;

          (3) Requesting periodic completion of holdings or transaction reports to identify transactions that would have been prohibited pursuant to this Code, absent reliance on the reporting exemption; or

          (4) Periodically request statements for accounts managed by third-parties where there is no identified Direct or Indirect Influence or Control over the investment decisions in an account.

          If an Access Person is unsure as to whether an account is qualified for the exemption, he or she should consult with the CCO. In the event it is determined that the Access Person may have Direct or Indirect Influence or Control over investment decisions, the Access Person will be required to provide account statements as required with any reportable account.


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     E.   DUPLICATE STATEMENTS AND CONFIRMS. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, may choose to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security in such account and (2) copies of periodic statements with respect to the account, provided, however, that such duplicate copies need not be filed for transactions involving Non-Reportable Securities. This requirement also may be waived by the CCO in situations when the CCO determines that duplicate copies are unnecessary. A sample form of brokerage letter is attached here at EXHIBIT E.

     F. PROHIBITION ON SELF PRE-CLEARANCE. No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to a personal transaction of the CCO, the President, Chief Executive Officer, Chief Investment Officer or Chief Risk Officer will perform such actions as are required of the CCO by this Code.

6.   CODE NOTIFICATION AND ACCESS PERSON CERTIFICATIONS

The CCO shall provide notice to all Access Persons and Supervised Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access and Supervised Person will be provided a copy of any Code amendments. After reading the Code or amendment and the CFA Institute Code of Ethics, each Access Person and Supervised Person shall make the certification contained in EXHIBIT F. Annual certifications are due 30 days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons and Supervised Persons attending. (A copy of the CFA Institute Code of Ethics and Standards of Professional Conduct is included in EXHIBIT J.)

7.   REVIEW OF REQUIRED CODE REPORTS

     A. Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.

     B. Any material violation or potential material violation of the Code must be promptly reported to the CCO. The CCO will investigate any such violation or potential violation and report violations the CCO determines to be "material" to the President and/or the Board, as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner the CCO deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the President or the Board, as applicable.(4)

     C. The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.


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(4)  To the extent that the President also serves as CCO, no such report or approval will be required.

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     D.   Sanctions for violations of the Code include: verbal or written warnings and censures, monetary sanctions, disgorgement or dismissal. Where a particular Client has been harmed by the action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the President or the CCO.

8.   RECORDKEEPING AND REVIEW

This Code, a record of all certifications of an Access and Supervised Person's receipt of the Code or any amendments thereto, any written prior approval for a Reportable Securities transaction given pursuant to Section 4.B. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Adviser's records, for the periods and in the manner required by Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Material and non-material amendments to this Code should be made and distributed as described in Section 5.

9.   SANCTIONS

     A.   Disciplinary Actions

          Any violation of this Code, for any reason or any degree of severity (whether or not the Access Person intended to violate the Code), may be grounds for disciplinary action, including dismissal.

          The Adviser may take one or more of the following disciplinary actions including but not limited to, issuing a letter of instruction; requiring a meeting with the CCO or his or her designee, issuing a violation report, issuing a letter of reprimand ; requiring disgorgement of profits ; requiring trade(s) to be broken at the Access Person's expense ; requiring suspension or corrective action , suspension, dismissal and the reporting of the violation to the appropriate regulatory authorities.

     B.   PROCEDURAL NON-COMPLIANCE

          Non-compliance with the procedural requirements of this Code (i.e. failure to submit holdings reports in a timely manner) will be documented. Repeated failure to disclose or repeated noncompliance (i.e. three similar failures to comply in one year) will be considered a violation and may result in disciplinary action.

     C.   VIOLATIONS AND TRADING NON-COMPLIANCE

          Failure to comply, whether intentional or not, with the pre-clearance requirements and/or substantive prohibitions of this Code with respect to trading activity may result in disciplinary action. Specifically, if a violation occurs which creates an actual conflict of interest with a Client Account, the Adviser reserves the right to treat such violation as one that warrants disciplinary action absent extenuating circumstances.

                                   EXHIBIT A

                         ARISTOTLE CAPITAL BOSTON, LLC

             SAMPLE PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Access Person Name: _______________________________

Person on Whose Behalf Trade is Being Done (if different): _____________________

Broker: ___________________   Brokerage Account Number: ________________________


Reportable Security: ________________________________
                      COMPANY NAME, TYPE OF SECURITY

Ticker Symbol or CUSIP: __________

Number of Shares or Units: ______________  Price per Share or Unit: ____________

Approximate Total Price: _____________  Buy or Sell: ___________________________

I HEREBY CERTIFY THAT ALL OF THE FOLLOWING INFORMATION IS TRUE AND COMPLETE:

To the best of my knowledge, the requested transaction is consistent with the letter and spirit of the Code of Ethics and applicable law.

_______________________________________      ___________________________________
SIGNATURE                                    DATE

Email this completed form to compliance@aristotleboston.com. When signed and dated by the CCO or designee, this authorization is approved for this transaction only and is effective for the same day as written below unless you are notified otherwise by the CCO. A record of this transaction will be kept by the CCO in confidential files.(5)

                                                                       a.m.
                                                                       p.m.
______________________   _____________________   ______________________
CCO/DESIGNEE                       DATE                    TIME

[ ]  ACM ACCESS PERSON         [ ] ACB ACCESS PERSON       [ ] ACP ACCESS PERSON


----------
(5) All pre-clearance forms must be maintained for at least five years after the end of the fiscal year in which the form was submitted or the approval is granted, whichever is later. If approval is granted to acquire securities in an IPO or a Limited Offering, CCO must indicate reasons for such approval on reverse side of this form.

                                   EXHIBIT B

                         ARISTOTLE CAPITAL BOSTON, LLC

                            INITIAL HOLDINGS REPORT
--------------------------------------------------------------------------------

THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON.

Do you, or an immediate family member, have direct or indirect beneficial ownership in any investment accounts? For purposes of this report, an immediate family member shall include your: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative who resides in your household.

[ ] No

[ ] Yes (If yes, please list each account in accordance with the directions).

Please list every account over which you, or an immediate family member, has direct or indirect beneficial ownership in the chart below and attach a copy of your most recent account statement(s) for each account. In determining the appropriate account type for each account listed below, please refer to the following definitions:

REPORTABLE ACCOUNTS:

A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs.

--------------------------------------------------------------------------------
ACCOUNT NAME          ACCOUNT NUMBER          BROKER          ACCOUNT TYPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DISCRETIONARY ACCOUNTS:

A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Statements are required for discretionary accounts when you or an immediate family member exercises direct or indirect control over the account. Generally, an Access Person, or his or her immediate family, will be deemed to have direct or indirect control over any account in which he or she:
(a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or
(c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation. An additional form must be completed for discretionary accounts.

--------------------------------------------------------------------------------
ACCOUNT NAME          ACCOUNT NUMBER          BROKER          ACCOUNT TYPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MUTUAL FUND ONLY ACCOUNTS:    Mutual fund only accounts are able to hold
reportable securities but only hold mutual funds.

--------------------------------------------------------------------------------
ACCOUNT NAME          ACCOUNT NUMBER          BROKER          ACCOUNT TYPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NON-REPORTABLE ACCOUNTS:

Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds; (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect control.

--------------------------------------------------------------------------------
ACCOUNT NAME          ACCOUNT NUMBER          BROKER          ACCOUNT TYPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PRIVATE OR LIMITED OFFERINGS:

A Private or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.

--------------------------------------------------------------------------------
ACCOUNT NAME          ACCOUNT NUMBER          BROKER          ACCOUNT TYPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

BY SIGNING THIS REPORT, YOU ARE CERTIFYING THAT THE ACCOUNTS LISTED ABOVE CONSTITUTE ALL THE ACCOUNTS IN WHICH YOU OR AN IMMEDIATE FAMILY MEMBER HAS ANY BENEFICIAL INTEREST, INCLUDING ACCOUNTS THAT ARE NOT SUBJECT TO THE FIRM'S SPECIFIC REPORTING REQUIREMENTS.

NAME: ________________________________

SIGNATURE: ___________________________             DATE: _______________________

                                   EXHIBIT C

                         ARISTOTLE CAPITAL BOSTON, LLC

                                ANNUAL HOLDINGS

                           FOR YEAR ENDING 12/31/20XX
--------------------------------------------------------------------------------

THIS ANNUAL HOLDINGS CERTIFICATION ("CERTIFICATION") MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 45 DAYS FOLLOWING THE END OF EACH CALENDAR YEAR. THIS CERTIFICATION IS DUE BY FEBRUARY 14, 20XX.

This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification. For purposes of this report, "immediate family member" shall include an Access Person's: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative residing in the same household as the Access Person.

By signing this Certification you are certifying that you have arranged to have account statements sent to us or are providing documentation of your reportable quarterly transactions.

Account statements containing all required information may be used to comply with the firm's requirements for personal securities reporting if submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information may be attached as a supplement to the statement.

REPORTABLE ACCOUNTS:

The table below includes all of the reportable accounts you have reported to date. A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs, as well as accounts in which it is determined that you exercise direct or indirect influence or control over the trading. We are receiving statements for the reportable accounts listed below.

--------------------------------------------------------------------------------
ACCOUNT NAME                    ACCOUNT NUMBER                    BROKER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DISCRETIONARY ACCOUNTS:

The table below includes all of the discretionary accounts you have reported to date. A discretionary account is one in which you, or an immediate family member, has delegated control over the account to an outside manager, including managed accounts and trusts. Discretionary accounts are subject to random sampling, at the CCO's discretion; however, please note that you will be require d to provide quarterly statements for the account if it is determined that you or an immediate family member exercises direct or indirect influence or control over the discretionary account.

Generally, an Access Person, or his or her immediate family member, will be deemed to have direct or indirect influence or control over any account in which he or she: (a) directs the purchase or sales of investments; (b) suggests purchases or sales of investments to the trustee or third-party discretionary manager; or (c) consults with a trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account and the manager acts upon such consultation.

-----------------------------------------------------------------------------------------------------
ACCOUNT NAME      ACCOUNT NUMBER      BROKER      ACCOUNT TYPE & NATURE      RELATIONSHIP WITH
                                                  OF ACCOUNT                 TRUSTEE / MANAGER
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

     o HAS THERE BEEN A CHANGE IN ANY OF THE INFORMATION INCLUDED IN THE TABLE ABOVE?

          [ ] No

          [ ] Yes (If yes, please describe the changes).

     o DID YOU EXERCISE DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER ANY TRANSACTION THAT OCCURRED IN THE ACCOUNT DURING THE QUARTER?

          [ ] No

          [ ] Yes (If yes, please describe the changes).

MUTUAL FUND ONLY ACCOUNTS:

The table below includes all of the mutual fund only accounts you have reported to date. Mutual fund only accounts are able to hold reportable securities but only hold mutual funds.

--------------------------------------------------------------------------------
ACCOUNT NAME                     ACCOUNT NUMBER                          BROKER
--------------------------------------------------------------------------------

NON-REPORTABLE ACCOUNTS:

The table below includes all of the non-reportable accounts you have reported to date. Non-reportable accounts include: (1) accounts that cannot hold any other type of security except mutual funds; (2) 529 savings accounts; and (3) insurance policies or annuities where neither you nor any immediate family member has the ability to exercise direct or indirect influence or control.

--------------------------------------------------------------------------------
ACCOUNT NAME                     ACCOUNT NUMBER                          BROKER
--------------------------------------------------------------------------------

BROKER PRIVATE OR LIMITED OFFERINGS:

The table below includes all of the private or limited offerings you have reported to date. A Private or Limited Offering means an offering that is exempt from registration under the Securities Act of 1933, such as an investment in a limited partnership or limited liability company.

--------------------------------------------------------------------------------
ACCOUNT NAME                     ACCOUNT NUMBER                          BROKER
--------------------------------------------------------------------------------

BY SIGNING THIS CERTIFICATION, YOU ARE CERTIFYING THAT THE ACCOUNTS LISTED ABOVE CONSTITUTE ALL THE ACCOUNTS IN WHICH YOU (OR AN IMMEDIATE FAMILY MEMBER) HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING ACCOUNTS THAT ARE NOT SUBJECT TO THE FIRM'S SPECIFIC REPORTING REQUIREMENTS.

Name: ____________________________________

Signature: _______________________________                Date: ________________

                                   EXHIBIT D

                         ARISTOTLE CAPITAL BOSTON, LLC

             QUARTERLY CODE OF ETHICS FOR QUARTER ENDING __________

NAME: ________________________

THIS QUARTERLY CODE OF ETHICS CERTIFICATION ("CERTIFICATION") MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 30 DAYS FOLLOWING THE END OF EACH FISCAL QUARTER. THIS CERTIFICATION IS DUE BY ______________.

This Certification includes all of the accounts you have reported to date. If there are any other accounts not listed below that are held for the direct or indirect benefit of you or an immediate family member, as of the quarter end, please attach the account statement to this Certification. As used herein, "immediate family member" shall mean an Access Person's: (a) spouse or domestic partner; (b) children under the age of 18; and (c) any relative residing in the same household as the Access Person. By signing this Certification you are certifying that you have arranged to have account statements sent to Fairview, or are providing documentation of your reportable quarterly transactions.

Account statements containing all required information may be used to comply with the firm's requirements for personal securities reporting if submitted timely. To the extent that an account statement lacks some of the information otherwise required to be reported, a transaction report containing the missing information may be attached as a supplement to the statement.

REPORTABLE ACCOUNTS:

The table below includes all of the reportable accounts you have reported to date. A reportable account is one in which you, or an immediate family member, effects or directs the trading of reportable securities, such as stocks and ETFs, as well as accounts in which it is determined that you exercise direct or indirect influence or control over the trading. We are receiving statements for the reportable accounts listed below.

--------------------------------------------------------------------------------
ACCOUNT NAME                     ACCOUNT NUMBER                          BROKER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RECENTLY OPENED OR CLOSED ACCOUNTS:

Please ensure you have listed all accounts over which you or an immediate family has a beneficial interest, regardless of whether such accounts are required to be reported pursuant to the firm's Code of Ethics.
Did you open or close any accounts during the quarter? If yes, please list below.

[ ] Yes

[ ] No

POLITICAL CONTRIBUTIONS:

Below are political contributions we have on file for you for the most recent quarter. If there are any other political contributions not on this list below, or if any information is incorrect, please provide the correct information below.

NONE

BY SIGNING THIS CERTIFICATION, YOU ARE CERTIFYING THAT THE ACCOUNTS LISTED ABOVE CONSTITUTE ALL THE ACCOUNTS IN WHICH YOU (OR AN IMMEDIATE FAMILY MEMBER) HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING ACCOUNTS THAT ARE NOT SUBJECT TO THE FIRM'S SPECIFIC REPORTING REQUIREMENTS.

Name: __________________________________

Signature: _____________________________                     Date: _____________

                                   EXHIBIT E

                         ARISTOTLE CAPITAL BOSTON, LLC

                        SAMPLE FORM OF BROKERAGE LETTER

[Date]
[Broker Name]
[Address]

Re: Account No. _______________________   Account Name _________________________

Dear [Broker Name],

As of [Date], please send to Aristotle Capital Boston, LLC, a duplicate confirmation of each transaction in the above-named account and a duplicate monthly brokerage account statement for the above-named account.

Please mail the confirmations and account statements to:

Aristotle Capital Boston, LLC
c/o 1330 St. Mary's Street
Suite 400
Raleigh, NC 27605
Attention: Chief Compliance Officer

Thank you for your prompt attention to this matter.

Sincerely,

[Access Person]

cc: Chief Compliance Officer

                                   EXHIBIT F

                         ARISTOTLE CAPITAL BOSTON, LLC

                           RECEIPT OF CODE OF ETHICS
--------------------------------------------------------------------------------

THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN
         ACCESS PERSON; AND UPON RECEIPT OF ANY AMENDMENT TO THE CODE.

I hereby acknowledge receipt of the current Code of Ethics (the "Code"), including any applicable amendments. I hereby certify that I:

(1)  recently have read/re-read the Code (including any amendments thereto);
(2)  understand the Code;
(3) recognize that I am subject to its provisions, including those of the CFA Institute Code of Ethics and Standards of Professional Conduct which is include as an exhibit to the Aristotle Boston Code of Ethics.

I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code. Moreover, I agree to promptly report to the Chief Compliance Officer any violation or possible violation of the Code of which I become aware. I understand that violation of the Code will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

NAME: __________________________________

SIGNATURE: _____________________________                     DATE: _____________

                                   EXHIBIT G

                         ARISTOTLE CAPITAL BOSTON, LLC

                  POLITICAL CONTRIBUTION PRE-CLEARANCE REQUEST

PLEASE COMPLETE THE FOLLOWING INFORMATION AND SUBMIT IT TO THE CHIEF COMPLIANCE OFFICER FOR REVIEW. FOR NEW EMPLOYEES, PLEASE DISCLOSE ANY POLITICAL CONTRIBUTIONS MADE WITHIN THE LAST TWO YEARS OF NEW HIRE DATE.(1) LIMIT ONE POLITICAL CONTRIBUTION REQUEST PER FORM.

You are permitted to pursue legitimate political activities and to make political contributions to the extent permitted under U.S. law. However, you are prohibited from making contributions to U.S. state or local officials or candidates for state or local office if those contributions are intended to influence the award or retention of municipal finance business or any other business.

As a covered person of Aristotle Capital Boston you are generally permitted to contribute:

(i) up to $350 to an official per election (with primary and general elections counting separately), if you are entitled to vote for the official at the time of the contribution, and;

(ii) up to $150 to an official per election (with primary and general elections counting separately), if you are NOT entitled to vote for the official at the time of the contribution.

You may not circumvent these rules by having your spouse or other member of your household make a contribution on your behalf.

IMPORTANT INFORMATION:          DO NOT MAKE THE POLITICAL CONTRIBUTION UNLESS
                                YOU ARE ADVISED THAT THE PRE-CLEARANCE REQUEST
                                HAS BEEN APPROVED.

[ ] No contributions made


Name of Contributor: ___________________________________________________________

Full Name and title (if applicable) of Campaign/Candidate or Political Action Committee ("PAC"): _____________________________________________________________

Level of Office (i.e., city, county, state, federal): __________________________

Municipality: __________________________________________________________________

Amount of Intended Contribution: _______________________________________________
(or Contribution Made Within 2 Years of New Hire Date)

Signature of Associate: __________________________________

Date Submitted: _____________________________

--------------------------------------------------------------------------------

COMPLIANCE USE ONLY

_____________________ Approved         _____________________ Not Approved

Signature of CCO/Designee: ______________________    Date: _____________________


----------
(1) Contributions made prior to Aristotle Boston hire date are not subject to the contribution limits described.

                                   EXHIBIT H

                         ARISTOTLE CAPITAL BOSTON, LLC

                              GIFT REPORTING FORM

Gifts of an extraordinary or extravagant nature to an employee should be declined or returned in order not to compromise the reputation of the employee or the firm. Gifts of nominal value or those that are customary in the industry such as meals or entertainment may be appropriate but should first be approved by the CCO or designee. Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice. A relaxation of, or exemption from, these procedures may only be granted by the CCO after the CCO has reviewed a completed gift reporting form.

Submitted by: _______________________

Date: ______________________________

Description:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Approximate Value: ___________________

[ ] Given To/     [ ] Received From:

Organization: __________________________________________________________________

Employee Signature: ____________________________________________________________

--------------------------------------------------------------------------------

COMPLIANCE USE ONLY

Approved:   ____Yes      ____No

Signature: __________________________________________________
                    CHIEF COMPLIANCE OFFICER / DESIGNEE

Date: _______________________________________________________

                                   EXHIBIT I

                         ARISTOTLE CAPITAL BOSTON, LLC

                        OUTSIDE ACTIVITY REPORTING FORM
--------------------------------------------------------------------------------

Submitted by: ___________________________________________

Description of
Activity:
              __________________________________________________________________
              __________________________________________________________________
              __________________________________________________________________
              __________________________________________________________________

Role in Activity: ______________________________________________________________

Circle which applies:     Employee / Volunteer

Start Date: ____________________________________________________________________

Frequency of
Activity: ______________________________________________________________________

Amount of Time
Required: ______________________________________________________________________

Compensation Arrangement: ______________________________________________________

Name of Organization: __________________________________________________________

Address: _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

City: _____________________________   State: __________________  Zip: __________

Phone: ________________________________

Approved By
CCO or                                              Date:
Designee: ____________________________________            ______________________

                                   EXHIBIT J

              CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT
                               (As of March 2016)

PREAMBLE

The CFA Institute Code of Ethics and Standards of Professional Conduct are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to maintaining the public's trust in financial markets and in the investment profession. Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst[R] [CFA[R]] designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, revocation of candidacy in the CFA Program, and revocation of the right to use the CFA designation.

THE CODE OF ETHICS

     o Members of CFA Institute (including CFA charterholders) and candidates for the CFA designation ("Members and Candidates") must:

     o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

     o Place the integrity of the investment profession and the interests of clients above their own personal interests.

     o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

     o Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.

     o Promote the integrity of and uphold the rules governing capital markets.

     o Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

STANDARDS OF PROFESSIONAL CONDUCT

     I.   PROFESSIONALISM

          A. KNOWLEDGE OF THE LAW. Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation. Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

          B. INDEPENDENCE AND OBJECTIVITY. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another's independence and objectivity.

          C. MISREPRESENTATION. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

          D. MISCONDUCT. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence.

     II.  INTEGRITY OF CAPITAL MARKETS

          A. MATERIAL NONPUBLIC INFORMATION. Members and Candidates who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.

          B. MARKET MANIPULATION. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

     III. DUTIES TO CLIENTS

          A. LOYALTY, PRUDENCE, AND CARE. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients' interests before their employer's or their own interests.

          B. FAIR DEALING. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.

          C.   SUITABILITY

               1. When Members and Candidates are in an advisory relationship with a client, they must:

                    a. Make a reasonable inquiry into a client's or prospective client's investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.

                    b. Determine that an investment is suitable to the client's financial situation and consistent with the client's written objectives, mandates, and constraints before making an investment recommendation or taking investment action.

                    c. Judge the suitability of investments in the context of the client's total portfolio.

               2. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must make only investment recommendations or take only investment actions that are consistent with the stated objectives and constraints of the portfolio.

          D. PERFORMANCE PRESENTATION. When communicating investment performance information, Members and Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete.

          E. PRESERVATION OF CONFIDENTIALITY. Members and Candidates must keep information about current, former, and prospective clients confidential unless:

               1. The information concerns illegal activities on the part of the client or prospective client,

               2.   Disclosure is required by law, or

               3. The client or prospective client permits disclosure of the information.

IV.  DUTIES TO EMPLOYERS

     A. LOYALTY. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer.

     B. ADDITIONAL COMPENSATION ARRANGEMENTS. Members and Candidates must not accept gifts, benefits, compensation, or consideration that competes with or might reasonably be expected to create a conflict of interest with their employer's interest unless they obtain written consent from all parties involved.

     C. RESPONSIBILITIES OF SUPERVISORS. Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.

V.   INVESTMENT ANALYSIS, RECOMMENDA TIONS, AND ACTIONS

     A.   DILIGENCE AND REASONABLE BASIS. Members and Candidates must:

          1. Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.

          2. Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

     B.   COMMUNICATION WITH CLIENTS AND PROSPECTIVE CLIENTS.

          Members and Candidates must:

          1. Disclose to clients and prospective clients the basic format and general principles of the investment processes they use to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes.

          2. Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients.

          3. Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

     C. RECORD RETENTION. Members and Candidates must develop and maintain appropriate records to support their investment analyses, recommendations, actions, and other investment related communications with clients and prospective clients.

VI.  CONFLICTS OF INTEREST

     A. DISCLOSURE OF CONFLICTS. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

     B. PRIORITY OF TRANSACTIONS. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.

     C. REFERRAL FEES. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from or paid to others for the recommendation of products or services.

VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE

     A.   CONDUCT AS MEMBERS AND CANDIDATES IN THE CFA PROGRAM.

          Members and Candidates must not engage in any conduct that compromises the reputation or integrity of CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

     B.   REFERENCE TO CFA INSTITUTE, THE CFA DESIGNATION, AND THE CFA PROGRAM.

          When referring to CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in CFA Institute, holding the CFA designation, or candidacy in the CFA program.